                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement        / /  Confidential, for Use of the Commission
/X/  Definitive Proxy Statement              Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         THE SIRENA APPAREL GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

         -----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                         THE SIRENA APPAREL GROUP, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD NOVEMBER 20, 1996

                            ------------------------

TO THE STOCKHOLDERS OF THE SIRENA APPAREL GROUP, INC.:

     Notice is hereby given that the annual meeting (the "Meeting") of the stockholders of The Sirena Apparel Group, Inc. (the "Company") will be held at the Ramada Suites Hotel, 1089 Santa Anita Avenue, South El Monte, California 91733, on Wednesday, November 20, 1996 at 8:30 a.m. for the following purposes:

     1. Election of Directors. To elect two persons to the Board of Directors of the Company, to serve until the annual meeting of stockholders to be held in fiscal year 2000 and until their successors have been elected and qualified. The Board of Directors' nominees are Douglas Arbetman and Eben S. Moulton.

     2. Ratification of Appointment of Independent Auditors. To ratify the appointment of Ernst & Young LLP as the Company's independent certified public accountants for the fiscal year ending June 30, 1997.

     3. Other Business. To transact such other business as properly may come before the Meeting or any adjournment or adjournments thereof.

     Only persons who are stockholders of record (the "Stockholders") at the close of business on October 22, 1996 are entitled to notice of and to vote in person or by proxy at the Meeting or any adjournment thereof.

     The Proxy Statement which accompanies this Notice contains additional information regarding the proposals to be considered at the Meeting, and Stockholders are encouraged to read it in its entirety.

     As set forth in the enclosed Proxy Statement, proxies are being solicited by and on behalf of the Board of Directors of the Company. All proposals set forth above are proposals of the Company. It is expected that these materials first will be mailed to Stockholders on or about October 28, 1996.

     IT IS IMPORTANT THAT ALL STOCKHOLDERS VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU THEN MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE. IN ORDER TO FACILITATE THE PROVISION OF ADEQUATE ACCOMMODATIONS AT THE MEETING, PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                          By Order of the Board of Directors,

                                          [SIG]
                                          Douglas Arbetman,
                                          Chief Executive Officer

Dated: October 28, 1996

                         THE SIRENA APPAREL GROUP, INC.

                               10333 VACCO STREET
                        SOUTH EL MONTE, CALIFORNIA 91733
                                 (818) 442-6680

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 20, 1996

                            ------------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of The Sirena Apparel Group, Inc. (the "Company") for use at the annual meeting (the "Meeting") of the stockholders of the Company to be held on Wednesday, November 20, 1996, at the Ramada Suites Hotel, 1089 Santa Anita Avenue, South El Monte, California 91733, at 8:30 a.m. and at any adjournment thereof. Douglas Arbetman and Henry R. Mandell, the designated proxyholders (the "Proxyholders"), are members of the Company's management. Only stockholders of record (the "Stockholders") on October 22, 1996 (the "Record Date") are entitled to notice of and to vote in person or by proxy at the Meeting and any adjournment thereof. This Proxy Statement and the enclosed proxy card (the "Proxy") will be first mailed to Stockholders on or about October 28, 1996.

MATTERS TO BE CONSIDERED

     The matters to be considered and voted upon at the Meeting will be:

     1. Election of Directors. To elect two persons to the Board of Directors of the Company, to serve until the annual meeting of stockholders to be held in fiscal year 2000 and until their successors have been elected and qualified. The Board of Directors' nominees are Douglas Arbetman and Eben S. Moulton.

     2. Ratification of Appointment of Independent Auditors. To ratify the appointment of Ernst & Young LLP as the Company's independent certified public accountants for the fiscal year ending June 30, 1997.

     3. Other Business. To transact such other business as properly may come before the Meeting or any adjournment or adjournments thereof.

COST OF SOLICITATION OF PROXIES

     This Proxy solicitation is made by the Board of Directors of the Company and the Company will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and any other material used in this solicitation of Proxies. The solicitation of Proxies will be made by mail and may be supplemented by telephone or other personal contact to be made without special compensation by directors, officers and employees of the Company. If it should appear desirable to do so to ensure adequate representation at the Meeting, directors, officers and employees may communicate with Stockholders, banks, brokerage houses, custodians, nominees and others, by telephone, facsimile transmissions, telegraph, or in person to request that Proxies be furnished. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to their principals. The total estimated cost of the solicitation of Proxies is $10,000.

OUTSTANDING SECURITIES AND VOTING RIGHTS; REVOCABILITY OF PROXIES

     The authorized capital of the Company consists of (i) 25,000,000 shares of common stock, $0.01 par value ("Common Stock"), of which 4,649,230 shares were issued and outstanding on October 15, 1996 and

(ii) 3,000,000 shares of Preferred Stock, none of which have been issued and are outstanding. A majority of the outstanding shares of the Common Stock constitutes a quorum for the conduct of business at the Meeting. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum.

     Each Stockholder is entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Company as of the Record Date on any matter submitted to the Stockholders.

     The Company's Certificate of Incorporation does not authorize cumulative voting. In the election of directors, the candidates receiving the highest number of votes will be elected. Each other proposal described herein requires the affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting. Accordingly, broker non-votes and abstentions from voting on any matter, other than the election of directors, will have the effect of a vote "AGAINST" such matter.

     Of the shares of Common Stock outstanding on October 15, 1996, 1,096,185 shares of Common Stock (or approximately 24% of the issued and outstanding shares of Common Stock) were owned by Signal Capital Corporation ("Signal"). Signal has informed the Company that it will vote "FOR" the election of the nominees to the Board of Directors identified herein and "FOR" the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors, all as described herein.

     A Proxy for use at the Meeting is enclosed. The Proxy must be signed and dated by you or your authorized representative or agent. Telegraphed or cabled Proxies are also valid. You may revoke a Proxy at any time before it is exercised at the Meeting by submitting a written revocation to the Secretary of the Company or a duly executed Proxy bearing a later date or by voting in person at the Meeting.

     If you hold Common Stock in "street name" and you fail to instruct your broker or nominee as to how to vote such Common Stock, your broker or nominee may, in its discretion, vote such Common Stock "FOR" the election of the Board of Directors' nominees and "FOR" the other proposals described herein.

     Unless revoked, the shares of Common Stock represented by Proxies will be voted in accordance with the instructions given thereon. In the absence of any instruction in the Proxy, such shares of Common Stock will be voted "FOR" the election of the nominees for director identified herein and "FOR" the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 1997.

     The enclosed Proxy confers discretionary authority with respect to any other proposals which properly may be brought before the Meeting. As of the date hereof, management is not aware of any other matters to be presented for action at the Meeting. However, if any other matters properly come before the Meeting, the Proxies solicited hereby will be voted by the Proxyholders in accordance with the recommendations of the Board of Directors. Such authorization includes authority to appoint a substitute nominee for any Board of Directors' nominee identified herein where death, illness or other circumstance arise which prevent such nominee from serving in such position and to vote such Proxy for such substitute nominee.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of Common Stock as of October 15, 1996 by each person known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock (other than depositories), by each executive officer, director and nominee for director of the Company, and by all directors and executive officers as a group.

                                                       AMOUNT AND NATURE
                      NAME AND ADDRESS                   OF BENEFICIAL           PERCENT OF
                   OF BENEFICIAL OWNER(1)                OWNERSHIP(2)             CLASS(3)
        ---------------------------------------------  -----------------         ----------
        Signal Capital Corporation...................      1,096,185                23.58%
        U.S. Bancorp.................................        275,000                 5.92
        American Industries, Inc.....................        370,000                 7.96
        Douglas Arbetman(4)..........................        327,958                 7.05
        Nicholas B. Binkley(5).......................          9,425                    *
        Jeffrey J. Holland(6)........................             --                   --
        Henry R. Mandell(7)..........................         81,317                 1.75
        Eben S. Moulton(8)...........................             --                   --
        Arthur H. Warshaw(9).........................        159,761                 3.44
        All directors and executive officers as a
          group (six persons)........................        578,461                12.44

---------------

* Less than 1%.

(1) The address of Signal is 55 Ferncroft Road, Danvers, Massachusetts 01923. The address of U.S. Bancorp is 111 S.W. Fifth Avenue, Portland, Oregon 97204. The address of American Industries, Inc. is 1750 N.W. Front Avenue, Suite 106, Portland, Oregon 97209. The address of the directors and eecutive officers of the Company is 10333 Vacco Street, South El Monte, California 91733.

(2) The named stockholder has sole voting power and investment power with respect to the shares listed, subject to community property laws where applicable.

(3) Shares which the person (or group) has the right to acquire within 60 days after October 15, 1996 are deemed to be outstanding in calculating the percentage ownership of the person (or group) but are not deemed to be outstanding as to any other person or group.

(4) Includes 320,958 shares issuable upon the exercise of stock options granted to Mr. Arbetman, the President and the Chief Executive Officer and a director of the Company, pursuant to the Company's 1994 Employee Stock Incentive Plan, as amended (the "Stock Incentive Plan").

(5) Includes 5,000 shares issuable upon the exercise of stock options granted to Mr. Binkley, a director of the Company, pursuant to the Stock Incentive Plan.

(6) Mr. Holland, a director of the Company, is a Senior Investment Manager of Signal. Mr. Holland disclaims any interest in the shares of Common Stock held by Signal.

(7) Includes 80,317 shares issuable upon the exercise of stock options granted to Mr. Mandell, the Chief Financial Officer of the Company, pursuant to the Stock Incentive Plan.

(8) Mr. Moulton, a director of the Company, is the President of Signal. Mr. Moulton disclaims any interest in the shares of Common Stock held by Signal.

(9) Consists of shares issuable upon the exercise of stock options granted to Mr. Warshaw, a director of the Company, pursuant to the Stock Incentive Plan.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

DIRECTORS AND EXECUTIVE OFFICERS

     The Certificate of Incorporation of the Company provides that the number of directors of the Company shall be specified in the Bylaws, but in no event shall there be less than three directors. The Company's Bylaws currently provide for a Board of Directors composed of five members. The Certificate of Incorporation further provides that the Board of Directors shall be divided into three classes which are elected for staggered three year terms. The term of each class expires at the annual meeting of stockholders in 1997 (Class III), 1998 (Class I) and 1999 (Class II). Only the two members of Class III are to be elected at the Meeting.

     Douglas Arbetman and Eben S. Moulton, the nominees for director, have indicated their willingness to serve and unless otherwise instructed, Proxies will be voted in such a way as to effect, if possible, the election of Messrs. Arbetman and Moulton. In the event that either nominee should be unable to serve as a director, it is intended that the Proxies will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. Management has no reason to believe that any nominee will be unavailable.

     None of the directors, nominees for director or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such. There are no family relationships among directors or executive officers of the Company as of the date hereof.

     The directors and executive officers of the Company are set forth below. Officers serve at the discretion of the Board of Directors.

          NAME               AGE               POSITION              CLASS OF DIRECTOR
-------------------------    ----    ----------------------------    -----------------
Douglas Arbetman              49     President, Chief Executive         III
                                     Officer and Director
Nicholas B. Binkley(1)        50     Director                            I
Jeffrey J. Holland(1)(2)      36     Director                            II
Henry R. Mandell              40     Executive Vice President,           --
                                     Chief Financial Officer and
                                     Secretary
Eben S. Moulton(2)            50     Director                           III
Arthur H. Warshaw(2)          63     Director                            II

---------------

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

     DOUGLAS ARBETMAN has been employed as the President and the Chief Executive Officer and has been a director of the Company since February 1990. During 1989, Mr. Arbetman was the President of Cherokee Swimwear. From 1987 to 1989, Mr. Arbetman was President of Reebok Apparel, a division of Reebok International Ltd. From 1982 to 1987, Mr. Arbetman was Vice President of Merchandising for Cole of California. Prior to 1982, Mr. Arbetman held various management positions and was a women's swimwear buyer for Bloomingdales and Robinsons Department Stores.

     NICHOLAS B. BINKLEY has been a director of the Company since October 26, 1994. Since July 1993, Mr. Binkley has been a partner in Forrest Binkley & Brown, a venture capital firm located in Newport Beach, California. From 1977 to 1993, he was employed in various executive capacities by Security Pacific Corporation and various of its subsidiaries, including as Chairman and Chief Executive Officer of Security Pacific Financial Services System, Inc. and a member of the investment committee of Security Pacific Venture Capital Group. Following the merger of Security Pacific Corporation and BankAmerica Corporation, Mr. Binkley served as Vice Chairman of the Board of BankAmerica Corporation and Bank of America, a director and a member of the Office of the Chief Executive of Security Pacific Corporation and a member of the Managing and Operating Policy Committee of BankAmerica Corporation and Bank of America.

     JEFFREY J. HOLLAND has been a director of the Company since January 1990. Since 1987, Mr. Holland has been employed in various capacities by Signal, including as a Senior Investment Manager since 1990. In January 1995, he became a partner in Seacoast Capital, an investment firm which provides mezzanine and equity capital to middle market companies. From 1982 to 1985, he was employed by Arthur Andersen & Co. as a consultant in the Management Information Consulting Division.

     HENRY R. MANDELL has been employed as Senior Vice President, Chief Financial Officer and Secretary of the Company since November 1990 and Executive Vice President since November 1995. From 1985 to November 1990, Mr. Mandell was employed in various executive capacities by Media Home Entertainment, a manufacturer and distributor of video cassettes, including as Senior Vice President, Finance and Administration, and as a director since 1987. From 1982 to 1985, Mr. Mandell held various financial positions with Oak Industries, a publicly-held communications company listed on the New York Stock Exchange. Prior to 1982, Mr. Mandell was employed by 20th Century-Fox Film Corporation and by Arthur Young and Company where he qualified as a Certified Public Accountant.

     EBEN S. MOULTON has been a director of the Company since January 1990. Since 1984, Mr. Moulton has been employed in various executive capacities by Signal, including as President since 1989. In January 1995, he became managing partner of Seacoast Capital, an investment firm which provides mezzanine and equity capital to middle market companies. From 1980 to 1984, he was a Vice President of Bank of New England, and from 1977 to 1980, he was an Assistant Vice President of Shawmut Bank. Mr. Moulton is a director of IEC Electronics Corp., an electronics contract manufacturer.

     ARTHUR H. WARSHAW has been a director of the Company since June 1994 and has been a consultant to the Company since November 1989. Since 1987, he has been the President of Apparel Management, Inc. a consulting and advisory firm, and Editor of The Apparel Strategist, an industry business journal. From 1977 to 1986, Mr. Warshaw was Senior Vice President of Warnaco Inc.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Audit Committee and a Compensation Committee, each of which consists of two or more directors who serve at the discretion of the Board of Directors.

     The Audit Committee is chaired by Mr. Binkley, and its members are Messrs. Binkley and Holland. The primary purposes of the Audit Committee are (i) to review the scope of the audit and all non-audit services to be performed by the Company's independent certified public accountants and the fees incurred by the Company in connection therewith, (ii) to review the results of such audit, including the independent accountants' opinion and letter of comment to management and management's response thereto, (iii) to review with the Company's independent accountants the Company's internal accounting principles, policies and practices and financial reporting, (iv) to make recommendations regarding the selection of the Company's independent accountants and (v) to review the Company's quarterly financial statements prior to public issuance.

     The Compensation Committee is chaired by Mr. Warshaw, and its members are Messrs. Holland, Moulton and Warshaw. The purposes of the Compensation Committee are (i) to review and recommend to the Board of Directors the salaries, bonuses and perquisites of the Company's executive officers, (ii) to determine the individuals to whom, and the terms upon which, awards under the Company's stock incentive plan and profit sharing plan will be granted, (iii) to make periodic reports to the Board of Directors as to the status of such plans and (iv) to review and recommend to the Board of Directors additional compensation plans.

     The Board of Directors met six times during fiscal 1996, and the Audit Committee and the Compensation Committee of the Board of Directors met three times and one time, respectively, during fiscal 1996. All of the persons who were directors of the Company during fiscal 1996 attended at least 75% of the total number of meetings of the Board of Directors and the total number of meetings held by all committees on which they served during fiscal 1996.

PROCEDURES FOR STOCKHOLDER NOMINATIONS

     The Board of Directors does not have a standing nominating committee. The procedures for nominating directors, other than by the Board of Directors itself, are set forth in the Bylaws. Nominations of individuals for election to the Board of Directors at an annual meeting of stockholders may be made by any stockholder of the Company entitled to vote for the election of directors at that meeting who gives timely written notice to the Company. Such notice must be received at the Company's principal executive offices not less than 90 calendar days prior to the day and month on which, in the immediately preceding year, the annual meeting for such year was held.

     A stockholder's notice of intent to nominate must set forth as to each proposed nominee all information relating to such person that is required to be disclosed in solicitations of proxies pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, including, but not limited to, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected. Such stockholder notice must also set forth the name, age, business address, residence address and the principal occupation or employment of the nominee and the name and address, as they appear on the Company's books, of the nominating stockholder and the class and number of shares of the Company's stock which are beneficially owned by such stockholder.

     Due to a determination by the Board of Directors to change the time for the Company's annual meeting of stockholders from March to a time deemed more appropriate in view of the Company's June 30 fiscal year end, the 90-day notice requirement for receipt of stockholder nominations referred to above has been extended. See "Proposals of Stockholders." All other requirements of the Bylaws and of Regulation 14A relating to stockholder nominations will apply to nominations to be made at the Meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Exchange Act, the Company's directors, executive officers and any person holding ten percent or more of the Common Stock are required to report their ownership of Common Stock and any changes in that ownership to the Securities and Exchange Commission (the "SEC") and to furnish the Company with copies of such reports. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file on a timely basis by such persons. It is the Company's policy that all such reports be timely filed. Based solely upon a review of copies of reports filed with the SEC prior to the Record Date, all persons subject to the reporting requirements of Section 16(a) have filed all required reports on a timely basis, with the following exceptions. Messrs. Arbetman, Mandell and Warshaw were required to report, on or before July 10, 1996, options to purchase shares of Common Stock that were granted to them pursuant to the Company's amended 1994 Stock Incentive Plan (the "Stock Incentive Plan") on June 28, 1996. See "Director Compensation" and "Stock Option Grants." Due to administrative inadvertence, these reports were not filed until October 23, 1996.

DIRECTOR COMPENSATION

     The Company pays to each director who is not employed by the Company or affiliated with Signal $10,000 per year, payable in equal quarterly installments, and reimburses such person for all expenses incurred by him in his capacity as a director of the Company. The Board of Directors may modify such compensation in the future. In addition, each director not employed by the Company or affiliated with Signal, upon joining the Board of Directors, received an option to purchase 5,000 shares of the Common Stock of the Company. Such options have an exercise price equal to the fair market value of such shares on the date of grant, are immediately exercisable and expire on the fifth anniversary of the date of grant. Upon the completion of the Company's initial public offering in August 1994, each of Messrs. Binkley and Warshaw was granted options to purchase 5,000 shares of Common Stock at $4.75 per share, the initial public offering price. Such options are immediately exercisable and expire on the fifth anniversary of the date of grant. In addition, Mr. Warshaw was granted options to purchase 128,575 shares of Common Stock at $4.75 per share, the initial public offering price, and 42,000 shares of Common Stock at $3.125 per share, the closing price on June 28, 1996, in consideration of consulting services rendered by him. Such additional options are immediately exercisable and will expire on the fifth and tenth anniversary of the dates of grant, respectively.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid or accrued by the Company for services rendered in all capacities during fiscal 1996 to each person who acted in the capacity of an executive officer (the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM COMPENSATION
                                                                        ------------------------------------
                                                                                AWARDS             PAYOUTS
                                          ANNUAL COMPENSATION           -----------------------   ----------
                                  -----------------------------------                SECURITIES
                                                            OTHER                    UNDERLYING
                                                            ANNUAL      RESTRICTED    OPTIONS/                  ALL OTHER
                                                         COMPENSATION     STOCK         SARS         LTIP      COMPENSATION
  NAME AND PRINCIPAL POSITION     SALARY($)   BONUS($)      ($)(1)      AWARDS($)      (#)(2)     PAYOUTS($)      ($)(3)
--------------------------------  ---------   --------   ------------   ----------   ----------   ----------   ------------
Douglas Arbetman,
  President and Chief Executive
  Officer.......................   350,000     39,375       16,031          --         86,000         --           1,500
Henry R. Mandell,
  Executive Vice President,
  Chief Financial Officer and
  Secretary.....................   152,849      8,598        9,250          --         22,000         --           1,500

---------------

(1) Consists of automobile lease, insurance, fuel and maintenance expenses, premiums on supplemental long-term disability insurance and, for Mr. Arbetman, premiums on key man life insurance payable to him.

(2) Consists of shares issuable pursuant to options granted under the Stock Incentive Plan on June 28, 1996.

(3) Consists of reimbursement of medical and dental expenses not covered by insurance plans provided by the Company to employees generally.

EMPLOYMENT AGREEMENTS

     Effective as of August 19, 1994, the completion of its initial public offering, the Company entered into an employment agreement with Mr. Arbetman pursuant to which, as amended to date, he is entitled to (i) receive a minimum annual base salary of $350,000, (ii) receive an annual bonus, up to 100% of his base salary, based upon the satisfaction of performance goals to be determined by the Board of Directors, (iii) participate in all plans sponsored by the Company for employees in general, (iv) receive $500,000 of life insurance payable as directed by him, (v) receive an option to purchase up to 267,150 shares of the Common Stock of the Company at the initial public offering price and 86,000 shares of the Common Stock of the Company at the closing price on June 28, 1996, and (vi) receive a $850 monthly automobile allowance, together with reimbursement of expenses for insurance, fuel and maintenance. The agreement, as amended, will terminate on November 15, 1998. In the event the Company terminates Mr. Arbetman's employment before the end of the stated term without cause or elects not to renew the agreement for a new three-year term, or in the event Mr. Arbetman terminates his employment for specified causes, the Company will be obligated to pay Mr. Arbetman an amount equal to his base salary for twenty-four months. In the event the Company terminates his employment before the end of the stated term with cause, the Company is obligated to pay the base salary only through the date of termination.

     Effective as of August 19, 1994, the completion of its initial public offering, the Company entered into an employment agreement with Mr. Mandell pursuant to which, as amended to date, he is entitled to (i) receive an annual base salary of $160,000, (ii) receive an annual bonus, up to 50% of his base salary, based upon the satisfaction of performance goals to be determined by the Board of Directors, (iii) participate in all plans sponsored by the Company for employees in general, (iv) receive an option to purchase up to 66,788 shares of the Common Stock of the Company at the initial public offering price and 22,000 shares of the Common Stock of the Company at the closing price on June 28, 1996, and (v) receive a $536 monthly automobile allowance, together with reimbursement of expenses for insurance, fuel and maintenance. The agreement, as amended, will terminate on November 15, 1997. In the event the Company terminates Mr. Mandell's employment before the end of the stated term without cause or elects not to renew the agreement for a new two-year term, or in the event Mr. Mandell terminates his employment for specified causes, the Company is obligated to pay Mr. Mandell an amount equal to his base salary for twelve months. In the event the Company terminates his employment before the end of the stated term with cause, the Company is obligated to pay the base salary only through the date of termination.

STOCK OPTION GRANTS

     The following table sets forth certain information concerning the grant of stock options during fiscal 1996 to the Named Executives.

                     OPTION/SAR GRANTS IN FISCAL YEAR 1996

                                                                                                          POTENTIAL
                                                          INDIVIDUAL GRANTS                               REALIZABLE
                                      ----------------------------------------------------------       VALUE AT ASSUMED
                                                        PERCENT OF                                     ANNUAL RATES OF
                                       NUMBER OF          TOTAL                                          STOCK PRICE
                                       SECURITIES        OPTIONS/                                        APPRECIATION
                                       UNDERLYING      SARS GRANTED     EXERCISE                      FOR OPTION TERM(1)
                                      OPTIONS/SARS     TO EMPLOYEES     OR BASE      EXPIRATION     ----------------------
               NAME                     GRANTED         IN FY 1996       PRICE          DATE           5%           10%
----------------------------------    ------------     ------------     --------     -----------    ---------    ---------
Douglas Arbetman..................       86,000(2)         53.3          $3.125       June 2006     $ 168,990    $ 427,850
Henry R. Mandell..................       22,000(3)         13.6           3.125       June 2006        43,230      109,450

---------------

(1) The Potential Realizable Value is the product of (a) the difference between
    (i) the product of the closing sale price per share at the date of grant and the sum of (A) 1 plus (B) the assumed rate of appreciation of the Common Stock compounded annually over the term of the option and (ii) the per share exercise price of the option and (b) the number of shares of Common Stock underlying the option at June 30, 1996. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on a variety of factors, including market conditions and the price performance of the Common Stock. There can be no assurance that the rate of appreciation presented in this table can be achieved.

(2) Consists of shares which Mr. Arbetman has the right to purchase upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options became exercisable upon the date of grant.

(3) Consists of shares which Mr. Mandell has the right to purchase upon the exercise of stock options granted pursuant to the Stock Incentive Plan, which options became exercisable upon the date of grant.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth certain information with respect to the Named Executives concerning the exercise of options during fiscal 1996 and unexercised options held by the Named Executives as of June 30, 1996.

              AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 1995
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                                     VALUE OF UNEXERCISED
                                                                   NUMBER OF UNEXERCISED             IN-THE-MONEY OPTIONS
                                                                    OPTIONS AT 06/30/96                 AT 06/30/96(1)
                              SHARES ACQUIRED       VALUE      -----------------------------     -----------------------------
           NAME                 ON EXERCISE       REALIZED     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
--------------------------    ---------------     ---------    -----------     -------------     -----------     -------------
Douglas Arbetman..........         32,192         $  56,336      320,958(2)      --                0               --
Henry R. Mandell..........          8,471            14,824       80,317(3)      --                0               --

---------------

(1) The value of unexercised "in-the-money" options is the difference between the closing sale price of the Common Stock on June 28, 1996 ($3.125 per share) and the exercise price of the option, multiplied by the number of shares subject to the option.

(2) Consists of shares Mr. Arbetman has the right to purchase upon the exercise of stock options granted pursuant to the Stock Incentive Plan at an exercise price of between $3.125 and $4.75 per share, which options became exercisable on the date of grant.

(3) Consists of shares Mr. Mandell has the right to purchase upon the exercise of stock options granted pursuant to the Stock Incentive Plan at an exercise price of between $3.125 and $4.75 per share, which options became exercisable on the date of grant.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Report of the Compensation Committee of the Board of Directors shall not be deemed filed under the Securities Act of 1993 (the "Securities Act") or under the Securities Exchange Act of 1934 (the "Exchange Act").

                      REPORT OF THE COMPENSATION COMMITTEE

     Since its inception, the Company has maintained the philosophy that executive compensation should be competitive with that provided to others in the women's swimwear industry to assist the Company in attracting and retaining qualified executives critical to the Company's long-term success.

     In connection with the Company's secondary public offering in November 1995, this Committee amended the then existing employment agreements with Messrs. Arbetman and Mandell in order to be assured of their continued services and their experience, knowledge and abilities which have been largely responsible for the Company's success to date. In determining the salaries and the perquisites provided in such agreements, the Committee considered, among other things, (i) the net sales and net income history of the Company, both before and after the employment of these individuals, (ii) the estimated near and intermediate term results of operations of the Company, (iii) the position of the Company in its industry, (iv) the expertise of these individuals, (v) the current sales, net income, growth and capital structure of the Company and comparable companies and (vi) salaries and perquisites of executives of comparable companies.

     At the beginning of fiscal 1996, the Committee established individual performance objectives for each executive officer and performance objectives for the Company as a whole. Payment of discretionary bonuses in fiscal 1996 was based upon a subjective assessment of such individual's actual and potential contribution to the Company. In the case of Mr. Arbetman, the Committee was particularly influenced by the fact that, notwithstanding the Company's failure to achieve certain targets with regard to net sales, net income and inventory turnover, Mr. Arbetman was instrumental in the successful completion of the Company's secondary stock offering. In the case of Mr. Mandell, the Committee was particularly influenced by the fact that, notwithstanding the Company's failure to achieve certain targets with regard to net sales, net income and inventory turnover, Mr. Mandell was instrumental in the successful completion of the Company's secondary stock offering and in sustaining the level of market making and analyst coverage of the Company's Common Stock.

     Executive officers are also permitted to participate in the benefit plans provided to employees generally. The incremental cost to the Company of the benefits provided to Messrs. Arbetman and Mandell under these plans averaged approximately 4% percent of their base salaries in fiscal 1996.

     In addition, the Company believes that stock ownership by key employees, including executive officers, provides valuable incentives for such persons, who will benefit as the Common Stock price increases, and that stock-based performance compensation arrangements are beneficial in aligning employees' and stockholders' interests by creating common incentives related to the possession by management of an economic interest in the appreciation of the Company's Common Stock. In support of these objectives, the Company granted stock options to key employees through its stock incentive plan.

Dated: October 28, 1996                   THE COMPENSATION COMMITTEE

                                          Jeffrey J. Holland
                                          Eben S. Moulton
                                          Arthur H. Warshaw

PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the Company's cumulative total stockholder return on Common Stock with (i) the cumulative total return of the NASDAQ market index and (ii) the cumulative total return of companies with the standard industrial code (SIC) code 2339 over the period from August 16, 1994 through October 15, 1996. The component entities of SIC Code 2339 were generated by Media General Financial Service, Inc. All the entities in SIC Code 2339 were incorporated into the peer group. The graph assumes an initial investment of $100 and the reinvestment of dividends. The graph is not necessarily indicative of future price performance.

     The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

                                              FISCAL YEAR ENDING
                                -----------------------------------------------
                                 1994          1995         1996          1996
                                ------        ------       ------        ------
SIRENA APPAREL GR INC.          100.00        173.68        65.79         52.63
INDUSTRY INDEX                  100.00        116.56       140.34        136.74
BROAD MARKET                    100.00        109.15       137.40        125.81

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In fiscal 1990, the Company retained Apparel Management, Inc., a corporation substantially owned by Arthur H. Warshaw, to provide management services. In fiscal 1994, 1995 and 1996, the Company paid Apparel Management, Inc. $222,000, $213,000 and $211,000, respectively, for such services. Apparel Management, Inc. is entitled to receive consulting fees at the rate of $20,000 per month under its current agreement with the Company which terminates on June 30, 1999.

LIMITATION ON LIABILITY AND INDEMNIFICATION

     The Amended and Restated Certificate of Incorporation of the Company limits the liability of the Company's directors for monetary damages arising from a breach of their fiduciary duties to the Company and its stockholders, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by applicable law, including circumstances in which indemnification is otherwise discretionary. Such provisions may require the Company, among other things, (i) to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers provided such persons acted in good faith and in a manner reasonably believed to be in the best interests of the Company and, with respect to any criminal action, had no cause to believe their conduct was unlawful, (ii) to advance the expenses actually and reasonably incurred by its officers and directors as a result of any proceeding against them as to which they could be indemnified and (iii) to obtain directors' and officers' insurance if available on reasonable terms. There is no action or proceeding pending or, to the knowledge of the Company, threatened which may result in a claim for indemnification by any director, officer, employee or agent of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES.

                                   PROPOSAL 2

                       RATIFICATION OF THE APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Ernst & Young LLP as the Company's independent certified public accountants for the fiscal year ending June 30, 1997. Ernst & Young LLP, the Company's accountants for the fiscal year ended June 30, 1996, performed audit services for fiscal 1996 which included the examination of the consolidated financial statements of the Company and services relating to filings with the Securities and Exchange Commission. All professional services rendered by Ernst & Young LLP during fiscal 1996 were furnished at customary rates and terms. Representatives of Ernst & Young LLP will be invited to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

     Stockholders are being asked to ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending June 30, 1997. Ratification of the proposal requires the affirmative vote of a majority of the shares of Common Stock represented and voting at the Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS OF THE COMPANY.

                           PROPOSALS OF STOCKHOLDERS

     Under certain circumstances, stockholders are entitled to present proposals at stockholder meetings. Any such proposal to be included in the proxy statement for the Company's 1998 annual meeting of stockholders must be submitted to the Company by a stockholder on or before June 26, 1997, in a form that complies with applicable regulations.

     Stockholders were previously advised that, in order to be presented at the Meeting, stockholder proposals would have to be received by the Company on or before December 26, 1996. This deadline contemplated a meeting date on or about March 27, 1997. Earlier this year, the Board of Directors determined to change the time for the Company's annual meeting from March to a time deemed more appropriate in view of the Company's June 30 fiscal year end. Pursuant to the Company's Bylaws, if less than forty (40) days notice of the date of an annual meeting is given to stockholders, the deadline for receipt of stockholder proposals must be extended to allow stockholders until the close of business on the tenth day following the day on which notice of the meeting is mailed to notify the Company of such a proposal. Accordingly, in order to be considered for presentation at the Meeting, a Stockholder's proposal, including nominations for election to the Board of Directors, must be received by the Company, in a form that complies with applicable regulations, on or before November 7, 1996.

                                 ANNUAL REPORT

     The Company's Annual Report of the fiscal year ended June 30, 1996 accompanies or has preceded this Proxy Statement. The Annual Report contains consolidated financial statements of the Company and its subsidiaries and the report thereon of Ernst & Young LLP, the Company's independent auditors.

     STOCKHOLDERS MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE EXCHANGE ACT FOR THE FISCAL YEAR ENDED JUNE 30, 1996, BY WRITING TO THE COMPANY AT 10333 VACCO STREET, SOUTH EL MONTE, CALIFORNIA 91733, ATTENTION: HENRY R. MANDELL.

                                 OTHER BUSINESS

     Management knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the Proxyholders to vote the shares represented by the Proxies on such matters in accordance with the recommendation of the Board of Directors and authority to do so is included in the Proxy.

                                          By Order of the Board of Directors,

                                          [SIG]

                                          Douglas Arbetman,
                                          Chief Executive Officer
Dated: October 28, 1996

REVOCABLE PROXY                                                  REVOCABLE PROXY

                         THE SIRENA APPAREL GROUP, INC.
              ANNUAL MEETING OF STOCKHOLDERS -- NOVEMBER 20, 1996
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned stockholder(s) of The Sirena Apparel Group, Inc. (the "Company") hereby nominates, constitutes and appoints Douglas Arbetman and Henry
R. Mandell, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Ramada Suites Hotel, 1089 Santa Anita Avenue, South El Monte, California 91733 on Wednesday, November 20, 1996 at 8:30 a.m., and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally thereat, as follows:

1.     ELECTION OF DIRECTORS     / / FOR the nominees listed below           / / WITHHOLD AUTHORITY
                                   (except as marked to the contrary           to vote for the nominees listed below
                                 below)
Nominees and the year their terms expire:     Douglas Arbetman...........   2000
                                              Eben S. Moulton............   2000

(Instructions: To withhold authority to vote for any nominee whose name appears above, write that nominee's name in the space provided below)

--------------------------------------------------------------------------------

2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS. To ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the year ending June 30, 1997.
                       For / /   Against / /   Abstain / /

3. OTHER BUSINESS. In their discretion, the proxyholders are authorized to transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.
                       For / /   Against / /   Abstain / /

                      Please Sign and Date on Reverse Side

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE AND "FOR" RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED BY THE PROXYHOLDERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.

    The undersigned hereby ratifies and confirms all that said attorneys and proxyholders, or either of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying said notice.

Date:
---------------------------                            -------------------------
                                                          (Number of Shares)

                                                       -------------------------
                                                         (Name of Stockholder,
                                                               Printed)

                                                       -------------------------
                                                             (Signature of
                                                             Stockholder)

                                                       -------------------------
                                                         (Name of Stockholder,
                                                               Printed)

                                                       -------------------------
                                                             (Signature of
                                                             Stockholder)

                                                       (Please date this Proxy
                                                       and sign your name as it
                                                       appears on your stock
                                                       certificate(s).
                                                       Executors,
                                                       administrators, trustees,
                                                       etc., should give their
                                                       full titles. All joint
                                                       owners should sign.)

                                                       I (We) do / / do not / /
                                                       expect to attend the
                                                       Meeting.

This Proxy will be voted "FOR" the election of the nominees whose names appear above unless authority to do so is withheld. Unless "AGAINST" or "ABSTAIN" is indicated on the reverse hereof, this Proxy will be voted "FOR" ratification of the appointment of Ernst & Young LLP as the Company's certified public accountants. PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED.